U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2012

Global Arena Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49819	33-0931599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708 Third Avenue

New York, NY 10017

(Address of principal executive offices)

Registrant's telephone number: 212-508-4747

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 1.01: Entry into a Material Definitive Agreement

On July 13, 2012, the registrant, Broad Sword Holdings, LLC, and JSM Capital Holding Corp. entered into a share purchase agreement to fully acquire Global Arena Capital Corp. by purchasing the 95.1% of the shares of Global Arena Capital Corp which it did not previously own.  The change in control of ownership has been authorized by the Financial Industry Regulatory Authority under a “change of control” membership 1017 application.

The final consideration paid for the GAC shares to close the deal was $2.00. The total aggregate Purchase Price, which was agreed to by the Boards of Directors and Shareholders of JSM Capital Holding Corp and Broad Sword Holding LLC, (the former owners of Global Arena Capital Corp), included, in addition to the $2.00, an aggregate of 12,108,001 shares in the Company previously received, as described more fully in the information statement issued on April 26, 2011 pursuant to section 14 (c) of the Securities Exchange Act of 1934.

GAC is a full service financial services company that is a registered broker/dealer with the U.S. Securities Registry Deposit #16871. GAC is also a Member of the Municipal Rule Making Board, as well as a member of Securities Protection Corp. GAC is engaged in the securities business, which comprises several classes of securities transactions such as equities, corporate and municipal bonds, mutual funds, insurance and options, all of which the broker dealer executes as risk-less principal and agency transactions.

GAC is registered to conduct business in all 50 states, the District of Columbia, the United States Virgin Islands and Puerto Rico.

Global Arena Capital is located at 708 Third Ave in midtown Manhattan and currently has offices located in downtown Manhattan, Melville, NY and Miami, FL.

GAC reported audited revenues of $7,846,827 and a loss of $197,077 for 2011, and GAC reported unaudited revenues of $3,897,137 and a loss of $48,407 for the six months ended June 30, 2012.

Item 3.02: Unregistered Sales of Equity Securities

See Item 1.01

Item 9.01: Financial Statements and Exhibits

Exhibit 99.1: Share Purchase Agreement

Exhibit 99.2: Financial statements for GACC for the year ended December 31, 2010

Exhibit 99.3: Financial statements for GACC for the year ended December 31, 2011

Exhibit 99.4: Financial statements for GACC for the three and six months ended June 30, 2012 and 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

Dated: July 20, 2012

/s/Joshua Winkler

Joshua Winkler

Chief Executive Officer